                                                                   Exhibit 10.17

                   FIRST AMENDMENT TO PRIME VENDOR AGREEMENT

     The First Amendment to Prime Vendor Agreement (the "First Amendment") is by and between The Pharmacy Cooperative formerly known as Tennessee Pharmacy Purchasing Alliance ("TPC") and D & K Healthcare Resources, Inc. ("D&K").


                                   RECITALS
                                   --------


     A. The Parties entered in that certain prime Vendor Agreement dated as of August 25, 1999 (the "Prime Vendor Agreement").

     B.   The parties now wish to amend the prime Vendor Agreement.

     NOW THEREFORE, the parties agree as follows:

     1. The first sentence of Section 18 Term. of the Prime Vendor Agreement is hereby amended to read as follows:

          "This Agreement shall continue in effect until August 31, 2007, and unless sooner terminated as provided below, shall renew automatically thereafter for successive one (1) year terms, unless written cancellation notice is provided by either party at least thirty (30) days prior to the end of the then current term."

     2. The Prime Vendor Agreement is hereby amended by adding a new Section 32, Support, to read as follows:

          "D & K will provide full service distribution and field support to support the growth of TPC in the states contiguous to markets currently containing Members."

3. The Prime Vendor Agreement is hereby amended by add a new Section 33. Right of First Refusal, to read as follows:

     "D & K will offer pricing to TPC that will be competitive in the then current market which allows TPC to continue growth of membership. If TPC receives a bona fide offer from another pharmaceutical supplier offering TPC price structure below that offered by D & K (a "Third Party Offer") then D & K shall have a period of 30 days after receipt of notice of such Third Party Offer to match that price structure. If D & K refuses to so match that price structure, then TPC may terminate its supply arrangement with D&K upon not less than 60 days prior written notice to D & K."

4. The Prime Vendor Agreement is hereby amended by add a new Section 34. Freedom of Expansion, to read as follows:

     "No provision of this Prime Vendor Agreement will be interpreted in a manner that would prohibit TPC from entering into a contractual agreement with another pharmaceutical supplier if such contractual agreement, as determined by the board of directors of TPC, is necessary for the expansion of TPC membership into markets or geographical areas not served by D & K; provided that TPC has notified D & K of its intentions to expand into such markets or areas and D&K has not, within 30 days after receipt of such notice, proposed an alternative plan acceptable to TPC."

5. The Prime Vendor Agreement is hereby amended by add a new Section 35. Branded Contract Distribution Fee, to read as follows:

     "D & K will distribute to TPC members, Brand Name Rx and OTC items which are on contract to TPC, contracted either through SourceTenn or contracted directly through the offices of TPC, for a distribution fee of [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]."

     6. All references in The Prime Vendor Agreement to TPPA and Tennessee Pharmacy Purchasing Alliance are hereby deemed to be references to TPC and The Pharmacy Cooperative, respectively.

     7.   This First Amendment shall be effective as of April 1, 2001.
                                                        -------------

     8. In all other respects the provisions of the prime Vendor Agreement, as amended hereby, are expressly ratified and reaffirmed.

          IN WITNESS WHEREOF, this First Amendment has been duly executed by the parties.


D & K HEALTHCARE RESOURCES, INC.           THE PHARMACY COOPERATIVE

By:/s/ Martin D. Wilson   date 3-27-01     By:/s/ Glynn Williams  date 3-19-2001
   ---------------------      --------        -------------------     ----------

Title:  President & COO                     Title: Chairman/CEO
      --------------------------------            ----------------------